UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2007

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 702-8808

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

As described below, Concur Technologies, Inc. (the “Company” or “Registrant”), has dismissed Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm and engaged Grant Thornton, LLP (“Grant Thornton”) as its new independent registered public accounting firm.

On January 8, 2007, D&T was dismissed as the Company’s independent registered public accounting firm.

The audit reports of D&T on the consolidated financial statements of the Company as of and for the years ended September 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that D&T’s report for 2006 included an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on October 1, 2005. The audit report of D&T on the effectiveness of internal control over financial reporting as of September 30, 2006 contained an adverse opinion because of the effect of a material weakness related to a deficiency in the controls over changes in accounting principles. The audit reports of D&T on management’s assessment of internal control over financial reporting as of September 30, 2006 and 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company’s Audit Committee made the decision to change independent accountants.

In connection with D&T’s audits for the years ended September 30, 2006 and 2005 and in the subsequent interim periods through January 8, 2007, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference thereto in their reports on financial statements for such years, except that in connection with the 2006 audit, D&T and the Company disagreed over the timing of the Company’s initial release of a deferred tax valuation allowance and over the initial Outtask intangible assets valuation analysis, each of which was satisfactorily resolved. The Audit Committee of the Company’s Board of Directors discussed the subject matter of each such disagreement with D&T, and the Company has authorized D&T to respond fully to the inquiries of Grant Thornton concerning the subject matter of each such disagreement. In connection with D&T’s audits for the years ended September 30, 2006 and 2005 and in the subsequent interim periods through January 8, 2007, there have been no reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K), except that D&T advised the Company of the material weakness referred to above.

The Company has requested D&T to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated January 11, 2007, is filed as Exhibit 16.01 to this Form 8-K.

On January 11, 2007, the Company engaged Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007. The Audit Committee made the decision to engage Grant Thornton. The Company has not consulted with Grant Thornton during its two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
16.01	Letter from Deloitte & Touche LLP dated January 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: January 11, 2007	By:	/s/ John F. Adair
John F. Adair,
Chief Financial Officer (principal financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
16.01	Letter from Deloitte & Touche LLP dated January 11, 2007.